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                  COMMON SECURITIES GUARANTEE AGREEMENT

                           CCCISG CAPITAL TRUST

                       DATED AS OF _________, 200_




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                             TABLE OF CONTENTS

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                                                                                  Page
                                                                                  ----
ARTICLE I
        DEFINITIONS AND INTERPRETATIONS..............................................2

ARTICLE II
        GUARANTEE....................................................................4
        SECTION 2.1    GUARANTEE.....................................................4
        SECTION 2.2    WAIVER OF NOTICE AND DEMAND...................................4
        SECTION 2.3    OBLIGATIONS NOT AFFECTED......................................4
        SECTION 2.4    RIGHTS OF HOLDERS.............................................5
        SECTION 2.5    GUARANTEE OF PAYMENT..........................................6
        SECTION 2.6    SUBROGATION...................................................6
        SECTION 2.7    INDEPENDENT OBLIGATIONS.......................................6

ARTICLE III
        SUBORDINATION ...............................................................6

ARTICLE IV
        TERMINATION..................................................................7

ARTICLE V
        MISCELLANEOUS................................................................7
        SECTION 5.1    SUCCESSORS AND ASSIGNS........................................7
        SECTION 5.2    AMENDMENTS....................................................7
        SECTION 5.3    NOTICES.......................................................7
        SECTION 5.4    BENEFIT.......................................................8
        SECTION 5.5    GOVERNING LAW.................................................8
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                      COMMON SECURITIES GUARANTEE AGREEMENT

        This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of _______, 200_ is executed and delivered by CCC Information Services Group Inc., a Delaware corporation (the "Guarantor") for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of CCCISG Capital Trust, a Delaware statutory business trust (the "Issuer").

        WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of _______, 200_ among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof _______ preferred securities, liquidation amount $____ per preferred security, having an aggregate liquidation amount of $_______ designated the % Preferred Securities (the "Preferred Securities");

        WHEREAS, pursuant to the Declaration, the Issuer is issuing on the date hereof _______ common securities, liquidation amount $ per common security, having an aggregate liquidation amount of $_______ designated the % Common Securities (the "Common Securities");

        WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

        WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities, except that if an event of default under the Indenture (as defined herein), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders to receive Guarantee Payments under the Preferred Securities Guarantee.

        NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.



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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

        In this Common Securities Guarantee, unless the context otherwise requires:

        (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Article I;

        (b) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

        (c) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

        (d) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee, unless otherwise specified;

        (e) a term defined in the Trust Indenture Act has the same meaning when used in this Common Securities Guarantee, unless otherwise defined in this Common Securities Guarantee or unless the context otherwise requires; and

        (f)    a reference to the singular includes the plural and vice versa.


        "Affiliate" has the same meaning as given in the Indenture.

        "Debenture Issuer" means the Guarantor in its capacity as the issuer of the Debentures.

        "Debentures" means the series of debentures of the Guarantor designated
             [ ] held by the Property Trustee (as defined in the Declaration) of the Issuer.

        "Distribution" has the same meaning as given in the Declaration.

        "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Common Securities Guarantee.


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        "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer:

               (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor, and

               (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount of such Common Securities plus all accrued and unpaid Distributions on such Common Securities to and including the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (amounts in clause (a) or (b), the "Liquidation Distribution").

               If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive payments under this Common Securities Guarantee Agreement are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee Agreement.

        "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

        "Indenture" has the same meaning as given in the Declaration.

        "Majority in liquidation amount of the Common Securities" means, except as provided by the Trust Indenture Act, a vote by Holders of Common Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on liquidation or otherwise) of all Common Securities.



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                                   ARTICLE II
                                    GUARANTEE

SECTION 2.1    GUARANTEE

        The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

        If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders to receive Guarantee Payments under the Preferred Securities Guarantee.

SECTION 2.2    WAIVER OF NOTICE AND DEMAND

        The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3    OBLIGATIONS NOT AFFECTED

        The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

               (b) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;



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               (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (d) any invalidity of, or defect or deficiency in, the Common Securities;

               (e) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (f) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

        There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4    RIGHTS OF HOLDERS

        (a) The Holders of a Majority in liquidation amount of Common Securities may by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Common Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        (b) Any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of the Common Securities Guarantee for such payment. The Guarantor waives any right or remedy to require that any action on this Common Securities Guarantee be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.



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SECTION 2.5    GUARANTEE OF PAYMENT

        This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6    SUBROGATION

        The Guarantor shall be subrogated to all rights, if any, of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7    INDEPENDENT OBLIGATIONS

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 2.3 hereof.

                                   ARTICLE III
                                  SUBORDINATION

       This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those obligations or liabilities ranking equal or subordinate to the Common Securities Guarantee by their terms,
(ii) equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and (iii) senior to the Guarantor's Common Stock, $0.10 par value.


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                                   ARTICLE IV
                                   TERMINATION

        This Common Securities Guarantee shall terminate upon (i) the distribution of the Debentures to all Holders or (ii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1    SUCCESSORS AND ASSIGNS

        All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2    AMENDMENTS

        Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

SECTION 5.3    NOTICES

        All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered by registered or certified mail, as follows:

               (a) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

              CCC Information Services Group Inc.
              World Trade Center Chicago


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              444 Merchandise Mart
              Chicago, Illinois 60654
              Attention: Reid E. Simpson

              with a copy to:

              Skadden, Arps, Slate, Meagher & Flom (Illinois)
              333 West Wacker Drive
              Chicago, Illinois 60606
              Attention: Peter C. Krupp, Esq.

        (b) If given to any Holder, at the address set forth on the books and records of the Issuer.

        All such notices shall be deemed to have been given when received in person, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4    BENEFIT

        This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

SECTION 5.5    GOVERNING LAW

        THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.



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        THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                             CCC INFORMATION SERVICES
                                             GROUP INC.,
                                             as Guarantor


                                             By:  __________________________
                                                  Name:
                                                  Title:



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